Exhibit 10.14
Award Memorandum
TO:    CIP Participant
FROM:    Compensation and Human Capital Committee of LKQ Corporation (the “Committee”)
DATE:    [DATE], [YEAR]
RE:    Long Term Cash Incentive Plan
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You are being granted a long-term cash incentive award under the LKQ Corporation Cash Incentive Plan (CIP). All capitalized terms not otherwise defined in this Memorandum will have the meanings set forth in the CIP. The potential payout under your award is subject to the terms and conditions set forth in this Memorandum and in the CIP. The information contained herein is personal to you and proprietary to the Company, and by participating in the CIP, you agree to keep all information stated herein strictly confidential.

Participant:    XXXX

Performance Period:        [DATE], [YEAR] – [DATE], [YEAR]

Target Award:            $XXXXX

Performance Award:    Your Target Award multiplied by the percentages determined under your Performance Metrics listed below. Further, if you became a participant in the CIP after the start of the Performance Period, your Performance Award for such Performance Period shall be prorated to reflect your actual number of full months of participation.

Performance Metrics:    (1) The average of the Company’s annual parts and services organic revenue growth for the three years ended [DATE], [YEAR], [YEAR], and [YEAR].

    (2) The Company’s adjusted diluted earnings per share in year [YEAR].

    (3) The average of the Company’s annual return on invested capital (ROIC) for the three years [DATE], [YEAR], [YEAR], and [YEAR] (the ROIC in any given year shall be calculated as the adjusted net income before interest expense (NOPAT) divided by the sum of (i) average total debt, net of cash and (ii) average equity). For purposes of calculating annual return on invested capital, (i) the impact of acquisitions with a purchase price over $100 million completed during the Performance Period will be excluded from the calculation in each of the three years, (ii) NOPAT will not be adjusted for currency impacts, and (iii) invested capital will be based on a five-quarter average and will not be adjusted for changes to NOPAT or currency impacts (e.g., CTA).

Portions of the Award will vest based on the percentages allocated to each Award Component, as illustrated below.

Adjustments:    The GAAP calculation of each of the above Performance Metrics will be subject to adjustment by the Committee for extraordinary, unusual, infrequently occurring, or other items if such adjustment is deemed necessary or advisable by the Committee to more accurately achieve the purposes of this award.

In addition, the Committee will adjust the Performance Metrics or other features of the award (1) that relate to the value or number of the shares of common stock of the Company to reflect any stock dividend, stock split, recapitalization, combination or exchange of shares, or other similar changes in such stock, and (2) except as otherwise indicated, to account for changes in the value of foreign currencies of countries in which the Company operates versus the U.S. dollar (using the average respective exchange rates for the calendar year prior to the Performance Period).

Notwithstanding any contrary provision of the CIP, this Award Memorandum, or the Payout Formula, the Committee may adjust the Actual Award payable to you. In addition, this Award shall be subject to potential clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with the terms and conditions of any applicable clawback or similar policy or any applicable law related to such actions, as may be in effect from time to time.

Payout Formula:        See immediately below.

REVENUE COMPONENT
	Average Parts & Services Organic Revenue Growth over Performance Period	Earned % of Revenue Component	Weighting of Revenue Component
Threshold	[[•]]%	[[•]]%	20%
Target	[[•]]%	[[•]]%
Maximum	[[•]]%	[[•]]%
EPS COMPONENT
	Adjusted Diluted EPS in year [YEAR]	Earned % of EPS Component	Weighting of EPS Component
Threshold	$[[•]]	[[•]]%	40%
Target	$[[•]]	[[•]]%
Maximum	$[[•]]	[[•]]%
ROIC COMPONENT
	Average ROIC over Performance Period	Earned % of ROIC Component	Weighting of ROIC Component
Threshold	[[•]]%	[[•]]%	40%
Target	[[•]]%	[[•]]%
Maximum	[[•]]%	[[•]]%
The earned and payable Performance Award amount will be calculated using the following formula:
(Earned % of Revenue Component * Weighting of Revenue Component) + (Earned % of EPS Component * Weighting of EPS Component) + (Earned % of ROIC Component * Weighting of ROIC Component).

*    Payouts between Threshold and Target and between Target and Maximum will be calculated using a linear function. There will be no payouts for performance below Threshold and no payments higher than Maximum for performance above Maximum.